PROSPERITY BANCSHARES, INC.

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

      Know all by these presents that the undersigned hereby constitutes and appoints each of
David Zalman, James D. Rollins III and Peter Fisher, or any of them acting individually, as the undersigned's true and lawful attorney-in-fact, with full power of substitution and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
      (1) prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Prosperity Bancshares,
Inc. (the "Company"), a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filing with the Securities and Exchange Commission (the "Commission") of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
      (2) prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company,
Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the
Exchange Act;
      (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney's in fact and approves and ratifies any such release of information;
      (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the Commission and any stock exchange or similar authority; and
      (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable.
      The undersigned acknowledges that:
      (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
      (2) neither the Company nor either of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act; (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
      (3) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
      The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, or such attorney-in-fact?s substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      [Signature Page Follows]

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this       day of ___________, 2008.
 __________________________
 Signature

 __________________________
 Print Name

STATE OF TEXAS ?
 ?
COUNTY OF __________ ?

 On this ____ day of ___________, 2008, __________________ personally appeared before me, and acknowledged that he/she executed the foregoing instrument for the purposes therein contained.

 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

   ____________________________________
   Notary Public in and for the State of Texas

   My Commission Expires:___________